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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the following (i) Registration Statement No. 2-82186 on Form S-8 filed March 3, 1983; (ii) Registration Statement No. 33-48363 on Form S-8 filed June 3, 1992; (iii) Registration Statement No. 33-79146 on Form S-8 filed May 19, 1994; (iv) Registration Statement No. 333-06021 on Form S-8 filed June 14, 1996; (v) Registration Statement No. 333-48697 on Form S-8 filed March 26, 1998; (vi) Registration Statement No. 333-57585 on Form S-8 filed June 24, 1998; (vii) Registration Statement No. 333-46726 on Form S-8 filed September 27, 2000;
(viii) Registration Statement No. 333-55574 on Form S-8 filed February 14, 2001,
(ix) Registration Statement No. 333-87676 on Form S-8 filed May 7, 2002, (x) Registration Statement No. 333-101538 on Form S-8 filed November 27 2002, and
(xi) Registration Statement No. 333-107321 on Form S-3 filed July 24, 2003 and in the related Prospectuses, of our report dated August 11, 2003 with respect to the consolidated financial statements and schedule of WMS Industries Inc. and subsidiaries, included in the Annual Report (Form 10-K) of WMS Industries Inc. for the year ended June 30, 2003.


                                           /s/ Ernst & Young LLP


Chicago, Illinois
September 23, 2003